UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2015

Wincash Apolo Gold & Energy Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-27791	98-0412805
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9th floor, Kam Chung Commercial Bldg., 19-21 Hennessy Road, Wanchai, Hong Kong

(Address of Principal Executive Offices) (Zip Code)

(852) 3111 7718

Registrant’s telephone number, including area code

Apolo Gold & Energy Inc.

(Former Name or Former Addressif Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Effective July 17, 2015, Wincash Apolo Gold & Energy Inc., (“Apolo” or the “Company”) (OTCQB.APLL) a Nevada corporation, accepted the resignation of David Yu from his position of Director on the Company’s Board of Directors. Mr. Yu has serve as a Director since March 20, 2006.

There was no disagreement with Mr. Yu and the Board of Directors expressed their sincere gratitude for his service. The Company has provided Mr. Yu with a copy of this current report prior to the filing and informed him that he had the opportunity to provide the Company with correspondence stating whether he agrees or disagrees with the disclosure contained in this current report which the Company would also file as an exhibit to this current report or an amendment thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Apolo Gold & Energy, Inc.

/s/ Kelvin Chak
Date: July 23, 2015	Kelvin Chak, President, CEO, Director